Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Scott Bohaboy, (224) 948-3212

Clare Trachtman, (224) 948-3085

BAXTER REPORTS STRONG THIRD QUARTER FINANCIAL RESULTS

EXCEEDING PREVIOUSLY ISSUED GUIDANCE

Company Well-Positioned to Deliver Solid, Sustained Growth as Leading

Medical Products Enterprise

Momentum Continues with Clear Focus on Expanding Margins and Value

Creation

DEERFIELD, Ill., October 27, 2015 — Baxter International Inc. (NYSE:BAX) today reported strong results for the third quarter of 2015, exceeding the company’s previously issued guidance.

For the third quarter of 2015, Baxter reported income from continuing operations of $2 million on a GAAP basis (Generally Accepted Accounting Principles). These results included net after-tax special items totaling $223 million (or $0.41 per diluted share) primarily related to costs associated with the company’s July 1 spin-off of Baxalta Incorporated, debt extinguishment, business optimization initiatives and intangible asset amortization. Third quarter 2014 results included net after-tax charges totaling $66 million (or $0.12 per diluted share).

On an adjusted basis, excluding special items, Baxter’s third quarter income from continuing operations totaled $225 million, or $0.41 per diluted share, exceeding the company’s guidance of $0.29 to $0.31 per diluted share.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  2

Worldwide sales totaled $2.5 billion, declining 8 percent as compared to the prior year period driven by a negative impact from foreign exchange. Excluding the impact of foreign exchange, Baxter’s worldwide sales grew 2 percent in the quarter and exceeded the company’s guidance of comparable year-over-year sales. Sales within the United States declined 1 percent to $1.0 billion, while international sales of $1.5 billion declined 12 percent, primarily as a result of the effects of foreign exchange. Excluding the impact of foreign exchange, Baxter’s international sales grew 3 percent in the quarter. Excluding the impact of both foreign exchange and increased competition in the United States for the company’s generic oncology injectable, cyclophosphamide, Baxter’s sales rose 3 percent globally.

By business, sales within Hospital Products totaled $1.5 billion, a decline of 7 percent. Excluding the impact of foreign exchange and increased competition for cyclophosphamide, Hospital Products sales grew 4 percent from the prior year. Hospital Products performance in the quarter benefited from strong sales of infusion pumps, anesthetic and parenteral nutritional products, and increased demand for the company’s injectable drug compounding services.

Baxter’s Renal Products sales totaled $943 million, declining 11 percent. Excluding the impact of foreign exchange, sales of Renal Products rose 1 percent, driven by demand for peritoneal dialysis products and continuous renal replacement therapies.

These results represent Baxter’s performance as a standalone entity, having spun-off the BioScience business on July 1st, which is presented as a discontinued operation for prior period results.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  3

“We are very pleased with the momentum that is building across the organization around execution of our strategic objectives to expand margins and enhance value for all our stakeholders,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Our strong third quarter performance reinforces both our confidence in and commitment to accelerating profitable growth for the company over the near- and long-term horizons.”

Consistent with the company’s previously announced plans to increase margins through disciplined portfolio management, implementation of cost reduction initiatives and the near-term launch of innovative new products, Baxter achieved more than two points in operating margin improvement in the quarter relative to previous guidance. This performance was supported by positive product mix and disciplined expense management. As part of Baxter’s on-going efforts to optimize its expense base, during the quarter the company initiated a global workforce reduction that will generate approximately $130 million in annual savings.

“With the Baxalta spin-off behind us, the company is clearly focused on enhancing operational efficiency through disciplined financial execution and implementing discrete actions to drive savings from our cost structure, some of which we began to realize in the third quarter,” explained James K. Saccaro, corporate vice president and chief financial officer. “We are very pleased with the solid progress we achieved during the quarter to reduce operating expenses and expect additional improvements going forward.”

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  4

Recent Highlights

Innovation remains core to Baxter’s future success and in recent months, the company achieved a number of pipeline and commercial milestones, including:

•

U.S. Food and Drug Administration 510(k) clearance of Baxter’s AMIA automated peritoneal dialysis (APD) system with SHARESOURCE remote connectivity. The AMIA APD system is the only system cleared in the United States that incorporates innovative, patient-centric features such as voice guidance, a touchscreen control panel and SHARESOURCE. SHARESOURCE is a two-way, web-based remote connectivity platform for home therapy that allows physicians to more readily access their home patients’ historical treatment data and deliver individual treatment settings remotely.

•

Successful introduction of the recently CE-marked HOMECHOICE CLARIA APD system for home therapy in several markets across Europe. The CLARIA APD system builds on the strength of Baxter’s market-leading HOMECHOICE cycler, now incorporating advanced technology and the benefits of SHARESOURCE web-based remote connectivity, among other patient- and provider-centric enhancements.

•

Continued progress in the launch of Baxter’s next-generation SIGMA SPECTRUM infusion pump in the U.S., Puerto Rico and Canada. The latest generation pump includes a number of innovative features, including an enhanced Master Drug Library, which helps to reduce pump-related adverse drug events and improve patient safety. Customer response has been very positive, and within the first six months of its launch earlier this year, more than four million infusions have been delivered to patients through the new SIGMA SPECTRUM infusion pump.

•

U.S. Food and Drug Administration approval for Cefazolin injection in GALAXY Container (2 g/100 mL). Cefazolin injection is a cephalosporin antibacterial indicated for preoperative prophylaxis treatment. The availability of Cefazolin in GALAXY Container (2 g/100 mL) in an efficient, ready-to-use, flexible premix provides additional supply options of an important antibiotic. Cefazolin injection has been on the FDA’s drug shortage list for more than one year due to high demand. This represents the first of nine molecules that Baxter expects to launch in the coming years. The second molecule has been submitted to the FDA for review and is expected to launch in early 2016.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  5

Outlook for Fourth Quarter

Baxter also announced today its outlook for the fourth quarter and updated its full year sales outlook for 2015. For the fourth quarter, the company expects sales to decline 1 percent, excluding the impact of foreign exchange. On a reported basis, including the impact of foreign exchange, the company expects sales to decline approximately 9 percent. After adjusting for the impact of both foreign exchange and increased competition in the U.S. for cyclophosphamide, Baxter expects sales growth of 1 to 2 percent in the fourth quarter of 2015.

For the full year 2015, Baxter expects sales to increase approximately 1 percent excluding the impact of foreign exchange, and after adjusting for the impact of both foreign exchange and increased U.S. competition for cyclophosphamide, the company expects full-year sales growth of approximately 3 percent.

Baxter also expects earnings from continuing operations, before special items, of $0.30 to $0.32 per diluted share for the fourth quarter, and for the second half of 2015, the company now expects earnings from continuing operations, before special items, of $0.71 to $0.73 per diluted share compared to its previous earnings guidance of $0.58 to $0.62 per share.

The fourth quarter and second half earnings guidance excludes approximately $0.07 and $0.13 per diluted share of projected intangible asset amortization expense, respectively. Reconciling for the inclusion of these items results in GAAP earnings from continuing operations for the fourth quarter and second half of $0.23 to $0.25 and $0.58 to $0.60 per diluted share, respectively.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  6

A webcast of Baxter’s third quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 27, 2015. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.

Baxter provides a broad portfolio of essential renal and hospital products, including home, acute and in-center dialysis; sterile IV solutions; infusion systems and devices; parenteral nutrition; biosurgery products and anesthetics; and pharmacy automation, software and services. The company’s global footprint and the critical nature of its products and services play a key role in expanding access to healthcare in emerging and developed countries. Baxter’s employees worldwide are building upon the company’s rich heritage of medical breakthroughs to advance the next generation of healthcare innovations that enable patient care.

This release includes forward-looking statements concerning the company’s financial results, business development activities, capital structure, cost savings initiatives, R&D pipeline including results of clinical trials and planned product launches, and outlook for 2015. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts; failures with respect to compliance programs; future actions of third-parties, including payers; US healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global, trade and tax policies; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits; fluctuations in supply and demand; the availability of acceptable raw materials and component supply; the inability to create timely production capacity or other manufacturing supply difficulties; the ability to achieve the intended results associated with the recent separation of the biopharmaceutical and medical products businesses or the targeted margin improvements; the ability to enforce owned or in-licensed patents or the patents of third parties preventing or restricting manufacture, sale or use of affected products or technology; the impact of global economic conditions; fluctuations in foreign exchange and interest rates; any change in law concerning the taxation of income, including income earned outside the United States; actions taken by tax authorities in connection with ongoing tax audits; breaches or failures of the company’s information technology

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  7

systems; loss of key employees or inability to identify and recruit new employees; the outcome of pending or future litigation; the adequacy of the company’s cash flows from operations to meet its ongoing cash obligations and fund its investment program; and other risks identified in Baxter’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements.

# # #

BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended September 30, 2015 and 2014

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2015		2014		Change

NET SALES	$ 2,487		$ 2,709		(8%	)

COST OF SALES	1,453		1,516		(4%	)

GROSS MARGIN	1,034		1,193		(13%	)

% of Net Sales	41.6%		44.0%		(2.4 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	794		827		(4%	)
% of Net Sales	31.9%		30.5%		1.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	148		149		(1%	)
% of Net Sales	6.0%		5.5%		0.5 pts

OPERATING INCOME	92		217		(58%	)

% of Net Sales	3.7%		8.0%		(4.3 pts	)

NET INTEREST EXPENSE	34		31		10%

OTHER EXPENSE (INCOME), NET	91		(16)		N/M

(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(33)		202		(116%	)

INCOME TAX (BENEFIT) EXPENSE	(35)		27		(230%	)

% of (Loss) Income from Continuing Operations before Income Taxes	106.1%		13.4%		92.7 pts

INCOME FROM CONTINUING OPERATIONS	2		175		(99%	)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	(1)		293		N/M

NET INCOME	$ 1		$ 468		(100%	)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.00		$ 0.32		(100%	)

Diluted	$ 0.00		$ 0.32		(100%	)

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 0.00		$ 0.54		N/M

Diluted	$ 0.00		$ 0.54		N/M

NET INCOME PER COMMON SHARE
Basic	$ 0.00		$ 0.86		(100%	)

Diluted	$ 0.00		$ 0.86		(100%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	546		542
Diluted	549		547

ADJUSTED OPERATING INCOME (excluding special items)	$ 279	B	$ 302	B	(8%	)

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 284	B	$ 287	B	(1%	)

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 225	B	$ 241	B	(7%	)

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 0.41	B	$ 0.44	B	(7%	)

A	Operating results from Baxalta are classified as discontinued operations for all periods presented.

B	Refer to page 9 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended September 30, 2015 and 2014

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended September 30, 2015 and 2014 included special items which impacted the GAAP measures as follows:

	Three Months Ended September 30,
	2015	2014	Change

Gross Margin	$ 1,034	$ 1,193	(13%	)
Intangible asset amortization expense [1]	40	42
Business optimization items [2]	32	—
Separation-related costs [3]	1	—
Product-related items [4]	(18)	—

Adjusted Gross Margin	$ 1,089	$ 1,235	(12%	)

% of Net Sales	43.8%	45.6%	(1.8 pts	)

Marketing and Administrative Expenses	$ 794	$ 827	(4%	)
Gambro integration items [5]	(12)	(39)
Branded Prescription Drug Fee [6]	—	(3)
Business optimization items [2]	(52)	—
Separation-related costs [3]	(60)	—

Adjusted Marketing and Administrative Expenses	$ 670	$ 785	(15%	)

% of Net Sales	26.9%	29.0%	(2.1 pts	)

Research and Development Expenses	$ 148	$ 149	(1%	)
Business optimization items [2]	(8)	(1)

Adjusted Research and Development Expenses	$ 140	$ 148	(5%	)

% of Net Sales	5.6%	5.5%	0.1 pts

Operating Income	$ 92	$ 217	(58%	)
Impact of special items	187	85

Adjusted Operating Income	$ 279	$ 302	(8%	)

% of Net Sales	11.2%	11.1%	0.1 pts

Other Expense (Income), Net	$ 91	$ (16)	N/M
Loss on debt extinguishment [7]	(130)	—

Adjusted Other Income, Net	$ (39)	$ (16)	N/M

Pre-Tax (Loss) Income from Continuing Operations	$ (33)	$ 202	(116%	)
Impact of special items	317	85

Adjusted Pre-Tax Income from Continuing Operations	$ 284	$ 287	(1%	)

Income Tax (Benefit) Expense	$ (35)	$ 27	(230%	)
Impact of special items	94	19

Adjusted Income Tax Expense	$ 59	$ 46	28%

% of Adjusted Pre-Tax Income from Continuing Operations	20.8%	16.0%	4.8 pts

Income from Continuing Operations	$ 2	$ 175	(99%	)
Impact of special items	223	66

Adjusted Income from Continuing Operations	$ 225	$ 241	(7%	)

Diluted EPS from Continuing Operations	$ 0.00	$ 0.32	(100%	)
Impact of special items	0.41	0.12

Adjusted Diluted EPS from Continuing Operations	$ 0.41	$ 0.44	(7%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	549	547

[1]

The company’s results in 2015 and 2014 included intangible asset amortization expense of $40 million ($32 million, or $0.06 per diluted share, on an after-tax basis) and $42 million ($34 million, or $0.06 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2015 included a net charge of $92 million ($62 million, or $0.11 per diluted share, on an after-tax basis) primarily related to business optimization charges of $105 million, partially offset by an adjustment to previous business optimization reserves that are no longer probable of being utilized. The company’s results in 2014 included business optimization charges of $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis).

[3]	The company’s results in 2015 included costs related to the Baxalta separation of $61 million ($49 million, or $0.09 per diluted share, on an after-tax basis).

[4]

The company’s results in 2015 included a net benefit of $18 million ($11 million, or $0.02 per diluted share, on an after-tax basis) primarily related to adjustments to the COLLEAGUE and SIGMA SPECTRUM infusion pump reserves.

[5]

The company’s results in 2015 and 2014 included total charges of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $39 million ($28 million, or $0.05 per diluted share, on an after-tax basis), respectively, primarily related to the integration of Gambro AB (Gambro).

[6]

The company’s results in 2014 included a charge of $3 million ($3 million, or $0.01 per diluted share, on an after-tax basis) to account for an additional year of the Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter of 2014 by the Internal Revenue Service.

[7]	The company’s results in 2015 included a loss of $130 million ($82 million, or $0.15 per diluted share, on an after-tax basis) related to the July 2015 debt tender offers.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Nine Months Ended September 30, 2015 and 2014

(unaudited)

(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2015		2014		Change

NET SALES	$ 7,365		$ 7,930		(7%	)

COST OF SALES	4,291		4,556		(6%	)

GROSS MARGIN	3,074		3,374		(9%	)

% of Net Sales	41.7%		42.5%		(0.8 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	2,361		2,455		(4%	)
% of Net Sales	32.1%		31.0%		1.1 pts

RESEARCH AND DEVELOPMENT EXPENSES	442		454		(3%	)
% of Net Sales	6.0%		5.7%		0.3 pts

OPERATING INCOME	271		465		(42%	)

% of Net Sales	3.7%		5.9%		(2.2 pts	)

NET INTEREST EXPENSE	94		116		(19%	)

OTHER INCOME, NET	(46)		(32)		N/M

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	223		381		(41%	)

INCOME TAX EXPENSE	13		51		(75%	)

% of Income from Continuing Operations before Income Taxes	5.8%		13.4%		(7.6 pts	)

INCOME FROM CONTINUING OPERATIONS	210		330		(36%	)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX A	553		1,214		N/M

NET INCOME	$ 763		$ 1,544		(51%	)

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$ 0.39		$ 0.61		(36%	)

Diluted	$ 0.38		$ 0.60		(37%	)

INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$ 1.01		$ 2.24		N/M

Diluted	$ 1.01		$ 2.22		N/M

NET INCOME PER COMMON SHARE
Basic	$ 1.40		$ 2.85		(51%	)

Diluted	$ 1.39		$ 2.82		(51%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	544		542
Diluted	548		548

ADJUSTED OPERATING INCOME (excluding special items)	$ 614	B	$ 752	B	(18%	)

ADJUSTED PRE-TAX INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 644	B	$ 673	B	(4%	)

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)	$ 519	B	$ 547	B	(5%	)

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)	$ 0.95	B	$ 1.00	B	(5%	)

A	Operating results from Baxalta are classified as discontinued operations for all periods presented.

B	Refer to page 11 for a description of the adjustments and a reconciliation to generally accepted accounting principles (GAAP) measures.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Nine Months Ended September 30, 2015 and 2014

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the nine months ended September 30, 2015 and 2014 included special items which impacted the GAAP measures as follows:

	Nine Months Ended September 30,
	2015	2014	Change

Gross Margin	$ 3,074	$ 3,374	(9%	)
Intangible asset amortization expense [1]	120	125
Business optimization items [2]	28	(12)
Separation-related costs [3]	1	—
Product-related items [4]	(18)	89

Adjusted Gross Margin	$ 3,205	$ 3,576	(10%	)

% of Net Sales	43.5%	45.1%	(1.6 pts	)

Marketing and Administrative Expenses	$ 2,361	$ 2,455	(4%	)
Gambro integration items [5]	(50)	(83)
Branded Prescription Drug Fee [6]	—	(3)
Business optimization items [2]	(63)	5
Separation-related costs [3]	(88)	—
Product-related items [4]	—	(4)

Adjusted Marketing and Administrative Expenses	$ 2,160	$ 2,370	(9%	)

% of Net Sales	29.3%	29.9%	(0.6 pts	)

Research and Development Expenses	$ 442	$ 454	(3%	)
Business optimization items [2]	(11)	—

Adjusted Research and Development Expenses	$ 431	$ 454	(5%	)

% of Net Sales	5.9%	5.7%	0.2 pts

Operating Income	$ 271	$ 465	(42%	)
Impact of special items	343	287

Adjusted Operating Income	$ 614	$ 752	(18%	)

% of Net Sales	8.3%	9.5%	(1.2 pts	)

Other Income, Net	$ (46)	$ (32)	N/M
Reserve items and adjustments [7]	52	14
Loss on debt extinguishment [8]	(130)	—
Gambro integration items [5]	—	(19)

Adjusted Other Income, Net	$ (124)	$ (37)	N/M

Pre-Tax Income from Continuing Operations	$ 223	$ 381	(41%	)
Impact of special items	421	292

Adjusted Pre-Tax Income from Continuing Operations	$ 644	$ 673	(4%	)

Income Tax Expense	$ 13	$ 51	(75%	)
Impact of special items	112	75

Adjusted Income Tax Expense	$ 125	$ 126	(1%	)

% of Adjusted Pre-Tax Income from Continuing Operations	19.4%	18.7%	0.7 pts

Income from Continuing Operations	$ 210	$ 330	(36%	)
Impact of special items	309	217

Adjusted Income from Continuing Operations	$ 519	$ 547	(5%	)

Diluted EPS from Continuing Operations	$ 0.38	$ 0.60	(37%	)
Impact of special items	0.57	0.40

Adjusted Diluted EPS from Continuing Operations	$ 0.95	$ 1.00	(5%	)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	548	548

[1]

The company’s results in 2015 and 2014 included intangible asset amortization expense of $120 million ($97 million, or $0.18 per diluted share, on an after-tax basis) and $125 million ($99 million, or $0.18 per diluted share, on an after-tax basis), respectively.

[2]

The company’s results in 2015 included a net charge of $102 million ($69 million, or $0.13 per diluted share, on an after-tax basis) primarily related to business optimization charges of $134 million, partially offset by an adjustment to previous business optimization reserves that are no longer probable of being utilized. The company’s results in 2014 included a net benefit of $17 million ($9 million, or $0.01 per diluted share, on an after-tax basis) primarily related to an adjustment of $35 million to previous business optimization reserves that are no longer probable of being utilized, partially offset by additional business optimization charges.

[3]	The company’s results in 2015 included costs related to the Baxalta separation of $89 million ($69 million, or $0.13 per diluted share, on an after-tax basis).

[4]

The company’s results 2015 included a net benefit of $18 million ($11 million, or $0.02 per diluted share, on an after-tax basis) primarily related to adjustments to the COLLEAGUE and SIGMA SPECTRUM infusion pump reserves. The company’s results in 2014 included total charges of $93 million ($58 million, or $0.10 per diluted share, on an after-tax basis) primarily related to product remediation efforts for the SIGMA SPECTRUM infusion pump.

[5]

The company’s results in 2015 and 2014 included total charges of $50 million ($36 million, or $0.06 per diluted share, on an after-tax basis) and $102 million ($75 million, or $0.14 per diluted share, on an after-tax basis), respectively, primarily related to the integration of Gambro.

[6]

The company’s results in 2014 included a charge of $3 million ($3 million, or $0.01 per diluted share, on an after-tax basis) to account for an additional year of the Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter of 2014 by the Internal Revenue Service.

[7]

The company’s results in 2015 included income, net of expenses, of $52 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to a litigation settlement in which Baxter was the beneficiary. The company’s results in 2014 included income of $14 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to third-party recoveries and reversals of prior litigation reserves.

[8]	The company’s results in 2015 included a loss of $130 million ($82 million, or $0.15 per diluted share, on an after-tax basis) related to the July 2015 debt tender offers.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending September 30, 2015 and 2014

(unaudited)

($ in millions)

	Q3 2015	Q3 2014	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2015	YTD 2014	% Growth @ Actual Rates		% Growth @ Constant Rates

Renal
United States	$ 196	$ 189	4%		4%		$ 575	$ 555	4%		4%
International	747	866	(14%	)	1%		2,230	2,535	(12%	)	1%
Total Renal	$ 943	$1,055	(11%	)	1%		$2,805	$3,090	(9%	)	2%

Hospital Products
United States	$ 809	$ 828	(2%	)	(2%	)	$2,363	$2,396	(1%	)	(1%	)
International	735	826	(11%	)	6%		2,197	2,444	(10%	)	4%
Total Hospital Products	$1,544	$1,654	(7%	)	2%		$4,560	$4,840	(6%	)	1%

Baxter International Inc.
United States	$1,005	$1,017	(1%	)	(1%	)	$2,938	$2,951	0%		0%
International	1,482	1,692	(12%	)	3%		4,427	4,979	(11%	)	3%
Total Baxter	$2,487	$2,709	(8%	)	2%		$7,365	$7,930	(7%	)	1%

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Sales by Franchise 1

Periods Ending September 30, 2015 and 2014

(unaudited)

($ in millions)

	Q3 2015	Q3 2014	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2015	YTD 2014	% Growth @ Actual Rates		% Growth @ Constant Rates

Total Renal [2]	$ 943	$1,055	(11%	)	1%		$2,805	$3,090	(9%	)	2%

Hospital Products
Fluid Systems [3]	$ 526	$ 544	(3%	)	5%		$1,537	$1,582	(3%	)	4%
Integrated Pharmacy Solutions [4]	590	640	(8%	)	1%		1,702	1,887	(10%	)	(2%	)
Surgical Care [5]	322	339	(5%	)	2%		977	1,007	(3%	)	4%
Other [6]	106	131	(19%	)	(12%	)	344	364	(5%	)	1%
Total Hospital Products	$1,544	$1,654	(7%	)	2%		$4,560	$4,840	(6%	)	1%

Total Baxter	$2,487	$2,709	(8%	)	2%		$7,365	$7,930	(7%	)	1%

[1]	Effective January 1, 2015, Baxter has transitioned to a new commercial franchise structure for reporting net sales. Prior period net sales have been recast to reflect the new commercial franchise structure. See Notes 2 - 6 below for a description of each commercial franchise.

[2]	Includes sales of the company’s peritoneal dialysis, hemodialysis and continuous renal replacement therapies.

[3]	Includes sales of the company’s IV therapies, infusion pumps and administration sets.

[4]	Includes sales of the company’s premixed and oncology drug platforms, nutrition products and pharmacy compounding services.

[5]	Includes sales of the company’s inhaled anesthesia products as well as biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.

[6]	Includes sales primarily from the company’s pharmaceutical partnering business.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Franchise Sales by U.S. and International 1

Three-Month Periods Ending September 30, 2015 and 2014

(unaudited)

($ in millions)

	Q3 2015			Q3 2014			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

Total Renal	$ 196	$ 747	$ 943	$ 189	$ 866	$1,055	4%		(14%	)	(11%	)

Hospital Products
Fluid Systems	$ 266	$ 260	$ 526	$ 233	$ 311	$ 544	14%		(16%	)	(3%	)
Integrated Pharmacy Solutions	288	302	590	308	332	640	(6%	)	(9%	)	(8%	)
Surgical Care	187	135	322	191	148	339	(2%	)	(9%	)	(5%	)
Other	68	38	106	96	35	131	(29%	)	9%		(19%	)
Total Hospital Products	$ 809	$ 735	$1,544	$ 828	$ 826	$1,654	(2%	)	(11%	)	(7%	)

Total Baxter	$1,005	$1,482	$2,487	$1,017	$1,692	$2,709	(1%	)	(12%	)	(8%	)

[1]	Effective January 1, 2015, Baxter has transitioned to a new commercial franchise structure for reporting net sales. Prior period net sales have been recast to reflect the new commercial franchise structure. Refer to page 13 for additional details.